Exhibit 99.2
FIRST QUARTER 2024

2 FORWARD-LOOKING STATEMENTS Please note that in this presentation we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this presentation, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this presentation are based upon information available to the Company as of the date of this presentation and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this presentation. 2

TODAY’S PRESENTERS 4 BRAD WILLIAMS President BLAINE BROWERS Chief Financial Officer WARREN KANDERS Chief Executive Officer and Chairman of the Board

4 AGENDA • Q1 Highlights • Business Overview • Financial Summary • Full Year Outlook • Conclusion and Q&A

5 CONTINUED EXECUTION IN Q1 Cadre continues to deliver on strategic objectives, generating record quarterly Adj. EBITDA and strong margins Pricing Growth: ✓ Exceeded target Q1 Mix: − Neutral mix in the quarter, positive product mix offset by portfolio mix Orders Backlog: − As expected, Armor and EOD backlog is lower as large shipments were delivered M&A Execution ✓ Completed acquisitions of ICOR Technology in January and Alpha Safety in March Healthy M&A Funnel: ✓ Continue to actively evaluate pipeline of opportunities Returned Capital to Shareholders: ✓ Declared tenth consecutive quarterly dividend Commentary:

6 LONG-TERM INDUSTRY TAILWINDS SUPPORTING SUSTAINABLE GROWTH OPPORTUNITY Public Safety Tailwinds Nuclear Safety Tailwinds Environmental Safety: Growing DoE environmental liability across multiple sites requiring remediation spend spanning 60+ years National Security: Expanding national defense programs drive consistent and growing demand Nuclear Energy: Increasing global demand for sustainable and clean energy driving investment in nuclear energy, including next gen reactors European leaders continue to advocate for significant increases in defense budgets Police protection expenditures have continued to trend upward even during previous financial and industrial recessions Major US cities continue to increase police budgets

7 • Spend per officer remains stable but police departments still struggling to fill open positions • Future opportunities to provide safety and survivability equipment—primarily EOD products—as war in Ukraine de-escalates • Supply chain is stable • Effectively managing labor force for long-term • Demand for Cadre’s products is strong with new product introductions continuing to drive growth • Continue to hear supportive feedback related to new product innovation North American Law Enforcement Geopolitical Landscape Supply Chain/ Labor Consumer LATEST MARKET TRENDS New Products/ Innovation

81320 CADRE'S KEY M&ACRITERIA Niche market No large-cap competition Leading market position Cost structurewherematerial> labor Leading and defensible technology High cost of substitution Mission-critical tocustomer Recurring revenueprofile Asset-light Business Financial Market Strong brandrecognition Attractive ROIC Resiliency through market cycles CADRE'S KEY M&A CRITERIA 8

9 Q1 Financial Results

10 1. A non-GAAP financial measure. See slide 20 for definitions and reconciliations to the nearest GAAP measures 2. Includes 90bps of cost related to amortization of inventory step up and intangibles • Achieved record net sales and adj. EBITDA in Q1—y/y increases of 23% and 32%, respectively • Adj. EBITDA margin improved 120 bps y/y FIRST QUARTER 2024 HIGHLIGHTS Q1 2024 Q4 2023 Q1 2023 NET SALES $137.9M $124.6M $111.7M GROSS MARGIN 41.8%2 39.9% 41.7% NET INCOME $6.9M / $0.18 per diluted share $9.6M / $0.25 per diluted share $7.0M / $0.19 per diluted share ADJUSTED EBITDA 1 $24.5M $20.7M $18.6M ADJUSTED EBITDA MARGIN 1 17.8% 16.6% 16.6%

11 NET SALES AND ADJUSTED EBITDA 1. A non-GAAP financial measure. See slide 20 for definitions and reconciliations to the nearest GAAP measures NET SALES ($MM) $0.0 $111.7M 1Q23 FY 2022 $457.8M 2022 2023 2024E FY 2023 $482.5M ADJ. EBITDA1 ($MM) $18.6M 1Q23 2022 2023 2024E FY 2024 Guidance Range $553M to $572M FY 2024 Guidance Range $104M to $108M % CAGR 10.8% % Y/Y GROWTH 16.6% at guidance midpoint % CAGR 19.1% % Y/Y GROWTH 23.5% at guidance midpoint $137.9M 1Q24 $24.5M 1Q24 FY 2022 $75.7M FY 2023 $85.8M

12 Q1 2024 CAPITAL STRUCTURE 1. Non-GAAP financial measures. See slide 20 for definitions and reconciliations to the nearest GAAPmeasures March 31, 2024 (in thousands) Cash and cash equivalents $ 87,052 Debt: Revolver $ — Current portion of long-term debt 15,234 Long-term debt 202,453 Capitalized discount/issuance costs (1,852) Total debt, net $ 215,835 Net debt (Total debt net of cash) $ 128,783 Total debt / Adj. EBITDA(1) 2.4 Net debt / Adj. EBITDA(1) 1.4 LTM Adj. EBITDA(1) $ 91,714

13 2024 MANAGEMENT OUTLOOK 2024 GUIDANCE NET SALES $553M to $572M ADJ. EBITDA $104M to $108M CAPITAL EXPENDITURES $8M to $10M 1. A non-GAAP financial measure. See slide 20 for definitions and reconciliations to the nearest GAAP measures

CONCLUSION 14 Continued strong execution in Q1 Increased Quarterly Net Sales, Gross Margin, Adjusted EBITDA and Adjusted EBITDA Margin Ongoing implementation of Cadre operating model Committed to improving gross and Adj. EBITDA margins Capitalizing on strong macro tailwinds driving demand and visibility for Cadre's mission-critical products Continuously focused on M&A opportunities

15 APPENDIX

16 BALANCE SHEET UNAUDITED (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS) March 31, 2024 December 31, 2023 Assets Current assets Cash and cash equivalents $ 87,052 $ 87,691 Accounts receivable, net of allowance for doubtful accounts of $1,087 and $635, respectively 68,107 58,360 Inventories 95,759 80,976 Prepaid expenses 12,365 11,930 Other current assets 6,045 6,886 Total current assets 269,328 245,843 Property and equipment, net of accumulated depreciation and amortization of $49,904 and $50,968, respectively 46,709 44,647 Operating lease assets 9,987 6,554 Deferred tax assets, net 3,969 4,004 Intangible assets, net 115,011 43,472 Goodwill 148,912 81,667 Other assets 5,526 4,992 Total assets $ 599,442 $ 431,179 Liabilities, Mezzanine Equity and Shareholders' Equity Current liabilities Accounts payable $ 30,282 $ 28,418 Accrued liabilities 47,467 44,524 Income tax payable 2,573 9,944 Current portion of long-term debt 15,234 12,320 Total current liabilities 95,556 95,206 Long-term debt 200,601 127,812 Long-term operating lease liabilities 5,822 3,186 Deferred tax liabilities 21,554 4,843 Other liabilities 5,208 2,970 Total liabilities 328,741 234,017 Mezzanine equity Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2022) — — Shareholders' equity Common stock ($0.0001 par value, 190,000,000 shares authorized, 40,060,444 and 37,587,436 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively) 4 4 Additional paid-in capital 282,176 212,630 Accumulated other comprehensive income 988 634 Accumulated deficit (12,467) (16,106) Total shareholders’ equity 270,701 197,162 Total liabilities, mezzanine equity and shareholders' equity $ 599,442 $ 431,179

17 STATEMENT OF OPERATIONS UNAUDITED (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS) Three Months Ended March 31, 2024 2023 Net sales $ 137,860 $ 111,748 Cost of goods sold 80,232 65,130 Gross profit 57,628 46,618 Operating expenses Selling, general and administrative 40,719 35,250 Restructuring and transaction costs 3,087 — Related party expense 1,843 148 Total operating expenses 45,649 35,398 Operating income 11,979 11,220 Other expense Interest expense (1,637) (1,641) Other (expense) income, net (1,444) 364 Total other expense, net (3,081) (1,277) Income before provision for income taxes 8,898 9,943 Provision for income taxes (1,970) (2,941) Net income $ 6,928 $ 7,002 Net income per share: Basic $ 0.18 $ 0.19 Diluted $ 0.18 $ 0.19 Weighted average shares outstanding: Basic 37,946,576 37,373,529 Diluted 38,554,185 37,629,498

18 STATEMENT OF CASH FLOWS UNAUDITED (IN THOUSANDS) Year Ended March 31, 2024 2023 Net income $ 6,928 $ 7,002 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 3,942 4,261 Amortization of original issue discount and debt issue costs 149 64 Amortization of inventory step-up 769 — Deferred income taxes 1,546 183 Stock-based compensation 2,067 2,747 Remeasurement of contingent consideration 451 — Provision for losses on accounts receivable 480 40 Foreign exchange loss (gain) 934 (213) Other loss (gain) 52 (103) Changes in operating assets and liabilities, net of impact of acquisitions: Accounts receivable 2,696 9,075 Inventories 1,818 (5,830) Prepaid expenses and other assets 2,028 (556) Accounts payable and other liabilities (21,723) (3,948) Net cash provided by operating activities 2,137 12,722 Cash Flows From Investing Activities: Purchase of property and equipment (1,343) (781) Proceeds from disposition of property and equipment — 201 Business acquisitions, net of cash acquired (141,293) — Net cash used in investing activities (142,636) (580) Continued on next slide

19 STATEMENT OF CASH FLOWS - CONTINUED UNAUDITED (IN THOUSANDS) Year Ended March 31, 2024 2023 Cash Flows From Financing Activities: Proceeds from revolving credit facilities 5,500 — Principal payments on revolving credit facilities (5,500) — Proceeds from term loans 80,000 — Principal payments on term loans (2,500) (2,500) Principal payments on insurance premium financing (1,083) (1,092) Payments for debt issuance costs (844) — Taxes paid in connection with employee stock transactions (5,311) (2,725) Proceeds from secondary offering, net of underwriter discounts 73,535 — Deferred offering costs (722) — Dividends distributed (3,289) (2,986) Net cash provided by (used in) financing activities 139,786 (9,303) Effect of foreign exchange rates on cash and cash equivalents 74 169 Change in cash and cash equivalents (639) 3,008 Cash and cash equivalents, beginning of period 87,691 45,286 Cash and cash equivalents, end of period $ 87,052 $ 48,294 Supplemental Disclosure of Cash Flows Information: Cash paid for income taxes, net $ 9,369 $ 3,141 Cash paid for interest $ 2,498 $ 2,359 Supplemental Disclosure of Non-Cash Investing and Financing Activities: Accruals and accounts payable for capital expenditures $ 210 $ 238

# NON-GAAP RECONCILIATION

**(IN THOUSANDS)**

| | Year ended December 31, 2023 | Three Months Ended March 31, 2024 | Three Months Ended March 31, 2023 | LTM March 31, 2024 |
|---|---|---|---|---|
| Net income | $ 38,641 | $ 6,928 | $ 7,002 | $ 38,567 |
| Add back: | | | | |
| Depreciation and amortization | 15,737 | 3,942 | 4,261 | 15,418 |
| Interest expense | 4,531 | 1,637 | 1,641 | 4,527 |
| Provision for income taxes | 14,283 | 1,970 | 2,941 | 13,312 |
| **EBITDA** | **$ 73,192** | **$ 14,477** | **$ 15,845** | **$ 71,824** |
| Add back: | | | | |
| Restructuring and transaction costs[1] | 3,192 | 4,837 | — | 8,029 |
| Other general income[2] | (92) | — | — | (92) |
| Other (income) expense, net[3] | (936) | 1,444 | (364) | 872 |
| Stock-based compensation expense[4] | 9,368 | 2,067 | 2,747 | 8,688 |
| Stock-based compensation payroll tax expense[5] | 234 | 393 | 220 | 407 |
| LTIP bonus[6] | 860 | 50 | 144 | 766 |
| Amortization of inventory step-up[7] | — | 769 | — | 769 |
| Contingent consideration expense[8] | — | 451 | — | 451 |
| **Adjusted EBITDA** | **$ 85,818** | **$ 24,488** | **$ 18,592** | **$ 91,714** |
| **Adjusted EBITDA margin[9]** | **16.5 %** | **17.8 %** | **16.6 %** | |

1. Reflects the "Restructuring and transaction costs" line item on our consolidated statement of operations and comprehensive income, which primarily includes transaction costs composed of legal and consulting fees. In addition, this line item reflects a $1.0 million transaction fee payable to Kanders & Company, Inc. for services related to the acquisition of ICOR that was accrued for during the year ended December 31, 2023 and a $1.8 million transaction fee paid to Kanders & Company, Inc. for services related to the acquisition of Alpha Safety for the three months ended March 31, 2024, which are included in related party expense in the Company's consolidated statements of operations. Kanders & Company, Inc. is a company controlled by Warren B. Kanders, our Chairman of the Board and Chief Executive Officer.
2. Reflects gains from long-lived asset sales
3. Reflects the "Other income (expense), net" line item on our consolidated statements of operations and primarily includes gains and losses due to fluctuations in foreign currency exchange rates.
4. Reflects compensation expense related to equity and liability classified stock-based compensation plans.
5. Reflects payroll taxes associated with vested stock-based compensation awards.
6. Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
7. Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.
8. Reflects contingent consideration expense related to the acquisition of ICOR.
9. Reflects Adjusted EBITDA / Net sales for the relevant periods.

CADRE HOLDINGS

20

21 USE OF NON-GAAP MEASURES The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The presentation contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin and (iv) last twelve months adjusted EBITDA. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this presentation. We do not provide a reconciliation of the non-GAAP guidance measure Adjusted EBITDA for the fiscal year 2024 to net income for the fiscal year 2024, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.